EXHIBIT 10.10

                        SIXTH AMENDMENT TO LOAN AGREEMENT

         THIS SIXTH AMENDMENT ("Amendment") made this 18th day of June, 2002 between MEDICAL ACTION INDUSTRIES INC., a Delaware corporation, having its principal place of business at 800 Prime Place, Hauppauge, New York 11788 (the "Borrower") and CITIBANK, N.A., having an office at 730 Veterans Memorial Highway, Hauppauge, New York 11788 (the "Bank").

                              W I T N E S S E T H :

         WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated as of the 18th day of March, 1999, which Loan Agreement has heretofore been amended pursuant to that certain First Amendment dated as of September 1, 1999, that certain Second Amendment dated as of June 28, 2000, that certain Third Amendment dated as of October 10, 2000, that certain Fourth Amendment dated as of November 10, 2000 and that certain Fifth Amendment dated as of November 28, 2001 (as so amended, the "Agreement"); and

         WHEREAS, the Bank has made loans to the Borrower as evidenced by certain notes of the Borrower and specifying interest to be paid thereon; and

         WHEREAS, the Borrower has requested that the Bank:

              (i) increase the Commitment for Revolving Credit Loans to Thirteen Million ($13,000,000.00) Dollars;

              (ii) amend the Borrowing Base; and

              (iii) amend certain financial covenants contained in the Agreement.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Bank do hereby agree as follows:

         1. Defined Terms. As used in this Amendment, capitalized terms, unless otherwise defined, shall have the meanings set forth in the Agreement.

         2. Representations and Warranties. As an inducement for the Bank to enter into this Amendment, the Borrower and each Guarantor represents and warrants as follows:

              A. That with respect to the Agreement and the Loan Documents executed in connection therewith and herewith:

              (i) There are no defenses or offsets to the Borrower's or any Guarantor's obligations under the Agreement as amended hereby, the Note or any of the Loan Documents or any other agreements in favor of the Bank referred to in the Agreement, and if any such defenses or offsets exist without the knowledge of the Borrower or any Guarantor, the same are hereby waived.

              (ii) All of the representations and warranties made by the Borrower and any Guarantor in the Agreement as amended hereby are true and correct in all material respects as if made on the date hereof, except for those made with respect to a particular date, which such representations and warranties are restated as of such date; and provided further that the representations and warranties set forth in
         Section 4.01(f) of the Agreement shall relate to the financial statements of the Borrower for the fiscal year ended March 31, 2002.

         4. New and Amended Definitions. (a) The following definition is hereby added to the Agreement:

              "AMENDED AND RESTATED REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A annexed to the Sixth Amendment to this Agreement, evidencing the aggregate indebtedness of the Borrower to the Bank resulting from Revolving Credit Loans made by the Bank to the Borrower pursuant to this Agreement.

              (b) The following definitions contained in the Agreement are hereby amended to read as follows:

              "BORROWING BASE" means the sum of eighty (80%) of the Borrower's Eligible Accounts Receivable, plus (ii) the lesser of (x) fifty five (55%) percent of the Borrower's Eligible Inventory or (y) $8,000,000.00.

              "NOTE" OR "NOTES" means the Term Loan Note, the Amended and Restated Revolving Credit Note, the Term Loan II Note or any or all of the same as the context may require.

              "REVOLVING CREDIT MATURITY DATE" means March 31, 2004.

         5. Amendments. (a) Section 2.08 of the Agreement is hereby amended to read as follows:

              "SECTION 2.08. THE REVOLVING CREDIT LOANS. The Bank agrees, on the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to the Borrower prior to the Revolving Credit Maturity Date such amounts as the Borrower may request from time to time (individually, a "Revolving Credit Loan" or collectively, the "Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed; provided, however, that the aggregate amount of such Revolving Credit Loans plus L/C Exposure plus B/A Exposure outstanding at any one time shall not exceed the lesser of (i) Thirteen Million ($13,000,000.00) Dollars (the "Commitment"), or (ii) the Adjusted Borrowing Base, or such lesser amount of the Commitment as may be reduced pursuant to Section
              2.14 hereof.

              Each Revolving Credit Loan shall be a Prime Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.09. The Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the Revolving Credit Note. Subject to the other provisions of this Agreement, Revolving Credit Loans of more than one type may be outstanding at the same time."

              (b) Section 2.10 of the Agreement is hereby amended to read as follows:

              "SECTION 2.10. AMENDED AND RESTATED REVOLVING CREDIT NOTE. Each Revolving Credit Loan shall be (i) in the case of each Prime Rate Loan, in the minimum principal amount of $100,000.00, and in minimum increased multiples of $50,000.00, and (ii) in the case of each Eurodollar Loan, in the minimum principal amount of $1,000,000.00 and in minimum increased multiples of $100,000.00 (except that, if any such Prime Rate Loan so requested shall exhaust the remaining available Commitment, such Prime Rate Loan may be in an amount equal to the amount of the remaining available Commitment). Each Revolving Credit Loan shall be evidenced by the Amended and Restated Revolving Credit Note of the Borrower. The Amended and Restated Revolving Credit Note shall be dated the date of the Sixth Amendment to this Agreement and be in the principal amount of Thirteen Million ($13,000,000.00) Dollars, and shall mature on the Revolving Credit Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Amended and Restated

              Revolving Credit Note shall be entitled to the benefits and subject to the provisions of this Agreement.

              At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, the holder of the Amended and Restated Revolving Credit Note is hereby authorized by the Borrower to make a notation on the schedule annexed to the Amended and Restated Revolving Credit Note of the date and amount, and the type and Interest Period of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Amended and Restated Revolving Credit Note with respect to such Revolving Credit Loan, and any payment of principal on the Amended and Restated Revolving Credit Note by the Borrower shall not be affected by the failure to make a notation thereof on said schedule."

              (c) Section 2.11 of the Agreement is hereby amended to read as follows:

              "SECTION 2.11. PAYMENT OF INTEREST ON THE AMENDED AND RESTATED REVOLVING CREDIT NOTE. (a) In the case of a Prime Rate Loan, interest shall be payable at a rate per annum equal to the Prime Rate. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Prime Rate Loan and on the Revolving Credit Maturity Date. Any change in the rate of interest on the Amended and Restated Revolving Credit Note due to a change in the Prime Rate shall take effect as of the date of such change in the Prime Rate.

                   (b) In the case of a Eurodollar Loan, interest shall be
              payable at a rate per annum equal to the Reserve Adjusted LIBOR Rate plus the LIBOR Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan and on the Revolving Credit Maturity Date. In the event Eurodollar Loans are available, the Bank shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall use its best efforts to notify the Borrower of the rate of interest so determined. Such determination shall be conclusive absent manifest error."

              (d) The first sentence of Section 5.01 of the Agreement is hereby amended to read as follows:

              "SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any amount shall remain outstanding under the Term Loan II Note, the Revolving Credit Note or the Amended and Restated Revolving Credit Note, or so long as the Commitment shall remain in effect, the Borrower will, unless the Bank shall otherwise consent in writing:"

              (e) The first sentence of Section 5.02 of the Agreement is hereby amended to read as follows:

              "SECTION 5.02. NEGATIVE COVENANTS. So long as any amount shall remain outstanding under the Term Loan II Note, the Revolving Credit Note or the Amended and Restated Revolving Credit Note, or so long as the Commitment shall remain in effect, the Borrower will not, without the written consent of the Bank:"

              (f) Section 5.02(d) of the Agreement is hereby amended to read as follows:

              "(d) Merger. Merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this subsection (d), the acquisition or sale by the Borrower by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower other than in connection with Permitted Acquisitions, provided that the total aggregate consideration (whether cash, stock or assumed liabilities) for all Permitted Acquisitions (not including the acquisition of the medical products division of Acme United Corp., certain assets of Medi-Flex Products, Inc. or the acquisition of MD Industries) shall not exceed $2,000,000.00 in any fiscal year or $5,000,000.00 in the aggregate during the term of this Agreement."

              (g) The first sentence of Section 5.03 of the Agreement is hereby amended to read as follows:

              "SECTION 5.03. FINANCIAL REQUIREMENTS. So long as any amount shall remain outstanding under the Revolving Credit Note, the Amended and Restated Revolving Credit Note or the Term Loan II Note or so long as the Commitment shall remain in effect:"

              (h) Section 5.03(a) of the Agreement is hereby amended to read as follows:

              "(a) Minimum Capital Base. The Borrower will maintain at all times, to be tested as of each fiscal quarter end, a minimum Capital Base of not less than the following:

              Period                                 Minimum Capital Base
              ------                                 --------------------

              3/31/01 to 3/30/03                        $ 7,000,000.00
              3/31/03 to 3/30/04                        $12,000,000.00
              3/31/04 and thereafter                    $17,000,000.00"

              (i) Section 5.03(b) of the Agreement is hereby amended to read as follows:

              "(b) Maximum Cash Flow Leverage Ratio. The Borrower will maintain at all times a maximum Cash Flow Leverage Ratio of not less than the following, to be tested quarterly (i) on an annualized basis during the period ending December 31, 2002, and (ii) on a rolling four quarter basis for each fiscal year thereafter:


                                                       Maximum Cash Flow
               Period                                    Leverage Ratio
               ------                                    --------------

               3/31/01 to 3/30/03                        3.50 to 1.0
               3/31/03 to 3/30/04                        2.00 to 1.0
               3/31/04 and thereafter                    1.50 to 1.0"

              (j) Section 6.01(a) of the Agreement is hereby amended to read as follows:

              "(a) The Borrower shall fail to pay any installment of principal of, or interest on, the Term Loan Note, the Term Loan II Note, the Revolving Credit Note or the Amended and Restated Revolving Credit Note when due or any fees or other amounts owed in connection with this Agreement; or"

              (k) Section 6.01(d) of the Agreement is hereby amended to read as follows:

              "(d) The Borrower or any Subsidiary of the Borrower shall fail to pay any Debt (excluding Debt evidenced by the Term Loan Note, the Term Loan II Note, the Revolving Credit Note and the Amended and Restated Revolving Credit Note) of the Borrower or any such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or"

              (l) Section 6.02 of the Agreement is hereby amended to read as follows:

              "SECTION 6.02. REMEDIES ON DEFAULT. Upon the occurrence and continuance of an Event of Default the Bank may by notice to the Borrower, (i) terminate the Commitment, (ii) declare the Term Loan Note, the Term Loan II Note, the Revolving Credit Note, the Amended and Restated Revolving Credit Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Commitment shall be terminated, the Term Loan Note, the Term Loan II Note, the Revolving Credit Note, the Amended and Restated Revolving Credit Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Bank may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in
              Section 6.01(e), the Commitment shall be immediately terminated, the Term Loan Note, the Term Loan II Note, the Revolving Credit Note, the Amended and Restated Revolving Credit Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this Section 6.02 shall be applied to the payment of, first, any costs incurred by the Bank in taking such action, including but without limitation attorneys fees and expenses, second, to payment of the accrued interest on the Term Loan Note, the Term Loan II Note, the Revolving Credit Note and the Amended and Restated Revolving Credit Note,, and third, to payment of the unpaid principal of the Term Loan Note, the Term Loan II Note, the Revolving Credit Note and the Amended and Restated Revolving Credit Note,."

              (m) Section 7.04 of the Agreement is hereby amended to read as follows:

              "SECTION 7.04. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Term Loan II Note, the Revolving Credit Note, the Amended and Restated Revolving Credit Note and any other Loan Documents, including, without limitation, the fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of this Agreement, the Term Loan II Note, the Revolving Credit Note, the Amended and Restated Revolving Credit Note and any other Loan Documents. The Borrower shall at all times protect, indemnify, defend and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Borrower acknowledges that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Bank's gross negligence or willful misconduct. The provisions of this Section 7.04 shall survive the payment of the Notes and the termination of this Agreement."

              (n) Section 7.05 of the Agreement is hereby amended to read as follows:

              "SECTION 7.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank, or any affiliate of the Bank, to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement, the Term Loan Note, the Term Loan II Note, the Revolving Credit Note and the Amended and Restated Revolving Credit Note, irrespective of whether or not the Bank shall have made any demand under this Agreement, the Term Loan Note, the Term Loan II Note, the Revolving Credit Note or the Amended and Restated Revolving Credit Note and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have."

              (o) Section 7.10 of the Agreement is hereby amended to read as follows:

              "SECTION 7.10. GOVERNING LAW. This Agreement, the Term Loan Note, the Term Loan II Note, the Revolving Credit Note, the Amended and Restated Revolving Credit Note and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York."

         7. Conditions Precedent to the Effectiveness of this Amendment. The obligation of the Bank hereunder is subject to the condition precedent that the Bank shall have received from the Borrower the following, in form and substance satisfactory to the Bank and its counsel:

              (a) The Amended and Restated Revolving Credit Note duly executed and payable to the order of the Bank.

              (b) Certified (as of the date of the Sixth Amendment to this Agreement) copies of the resolutions of the Board of Directors of the Borrower authorizing Amended and Restated Revolving Credit Note and authorizing and approving the Sixth Amendment to this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Sixth Amendment to this Agreement and the other Loan Documents.

              (c) A certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying: (i) the names and true signatures of the officer or officers of the Borrower authorized to sign the Sixth Amendment to this Agreement, the Amended and Restated Revolving Credit Note and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and
              (ii) a copy of the Borrower's by-laws as complete and correct on the date of the Sixth Amendment to this Agreement.

              (d) Copies of the certificate of incorporation and all amendments thereto of the Borrower, certified by the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and a certificate of existence and good standing with respect to the Borrower from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and from the Secretary of State (or equivalent officer) of any state in which the Borrower is authorized to do business.

              (e) An opinion of Richard G. Satin, Esq., counsel for the Borrower as to certain matters referred to in Article IV of the Agreement and as to such other matters as the Bank or its counsel may reasonably request.

              (f) A Commitment Fee equal to $9,500.00.

              (g) All schedules, documents, certificates and other information provided to the Bank pursuant to or in connection with the Sixth Amendment to this Agreement shall be satisfactory to the Bank in all respects.

              (i) The following statements shall be true and the Bank shall have received a certificate signed by the President or principal accounting officer of the Borrower dated the date of the Sixth Amendment to this Agreement, stating that:

                   (i) The representations and warranties contained in Article
              IV of the Agreement and in the Loan Documents are true and correct on and as of such date; and

                   (ii) No Default or Event of Default has occurred and is
              continuing, or would result from the increase in the Commitment contemplated hereby.

              (h) All legal matters incident to the Sixth Amendment to this Agreement and the Loan transactions contemplated hereby shall be satisfactory to Cullen and Dykman, LLP, counsel to the Bank.

              (i) The Bank shall have received evidence that the Borrower has closed the acquisition of MD Industries, Inc.

              (j) Receipt by the Bank of such other approvals, opinions or documents as the Bank or its counsel may reasonably request.

              (k) The Borrower shall have paid the reasonable fees and disbursements of the Bank's counsel, Cullen and Dykman, LLP in connection with this Sixth Amendment to the Agreement."

         8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10. Ratification. Except as hereby amended, the Agreement and all other Loan Documents executed in connection therewith shall remain in full force and effect in accordance with their originally stated terms and conditions. The Agreement and all other Loan Documents executed in connection therewith, as amended hereby, are in all respects ratified and confirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the year and date first above written.



  MEDICAL ACTION INDUSTRIES INC.                     CITIBANK, N.A.



  By:/s/ Paul D. Meringolo                           By:/s/ Richard Romano
     ----------------------------------                 -----------------------
       President                                        Group Vice President



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